                                                                    EXHIBIT 10.1

                             NOTE PURCHASE AGREEMENT

      THIS NOTE PURCHASE AGREEMENT (this "AGREEMENT") is made as of October 23, 2002, by and between INTERLEUKIN GENETICS, INC., a Delaware corporation (the "COMPANY"), and PYXIS INNOVATIONS INC., a Delaware corporation ("PYXIS").

                                    RECITALS

            A. The Company and Pyxis (or an Affiliate of the Pyxis) are presently in discussions with the intent of entering into one or more strategic alliance agreements with respect to the licensing of the Company's intellectual property and the distribution and marketing of products based on such intellectual property;

            B. The Company and Pyxis are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("REGULATION D"), as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended;

            C. On each of the date of this Agreement, November 15, 2002, and (at the option of Pyxis) December 16, 2002, Pyxis wishes to purchase, and the Company wishes to sell and issue to Pyxis, upon the terms and conditions stated in this Agreement, a promissory note in a principal amount of $500,000 in the form attached as EXHIBIT A (each, a "NOTE" and collectively, the "NOTES"); and

            D. Contemporaneous with the execution and delivery of this Agreement, the parties are executing and delivering a Security Agreement, in the form attached as EXHIBIT B (the "SECURITY AGREEMENT"), pursuant to which the Company has agreed to grant Pyxis a first secured position in certain intellectual property assets of the Company.

            Accordingly, the parties agree as follows:

      1. DEFINITIONS. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

      1.1. "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

      1.2. "AGREEMENTS" means this Agreement, the Notes, and the Security Agreement

      1.3. "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      1.4. "EXEMPT ISSUANCE" means (i) sales of shares of common stock by the Company upon conversion or exercise of any convertible securities, options, or warrants outstanding prior to the date hereof; (ii) securities issued to employees, officers, or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement as existing on date hereof or subsequently adopted upon approval of the stockholders of the Company;
(iii) securities issued to universities, provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of no more than $5,000,000; (iv) up to $500,000 in the aggregate of the Company's securities issued to consultants of the Company; (v) securities issued to vendors, customers, suppliers, consultants, financial advisors or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors, provided such securities are issued for other than primarily equity financing purposes and is limited to an aggregate value of $500,000; (vi) up to $5,000,000 in the aggregate of common stock issued pursuant to a private placement and (vii) up to

1,700,000 shares of common stock to stockholders of the Company holding certain anti-dilution and other rights.

      1.5. "INTELLECTUAL PROPERTY" means (i) the Company name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications; (ii) all patents, patent applications, inventions, improvements, and discoveries that may be patentable (collectively, "PATENTS");
(iii) all copyrights in both published works and unpublished works; (iv) all rights in mask works; and (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by the Company or any Subsidiary of the Company as licensee or licensor.

      1.6. "MATERIAL ADVERSE EFFECT" means a material adverse effect on the condition (financial or otherwise), business, assets, or results of operations of the Company and its subsidiaries as a whole other than the effects of (i) the delisting, or possible delisting, of the Company's common stock from the Nasdaq SmallCap Market and (ii) the Company's continuing losses and subsequent deteriorating financial condition.

      1.7. "PERSON" means an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

      1.8. "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      1.9. "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      2. INITIAL PURCHASE AND SALE OF THE NOTES. Subject to the terms and conditions of this Agreement:

      2.1. INITIAL PURCHASE. Immediately following the execution of this Agreement (the "INITIAL CLOSING"), Pyxis hereby agrees to purchase, and the Company hereby agrees to sell and issue to Pyxis, a Note in the principal amount of $500,000 at a price equal to 100% of the principal amount of such Note (the "PURCHASE PRICE").

      2.2. SUBSEQUENT PURCHASES. On November 15, 2002, Pyxis hereby agrees to purchase, and the Company hereby agrees to sell and issue to Pyxis, a Note in the principal amount of $500,000. On December 16, 2002, Pyxis shall have the option to purchase, and if such option is exercised, the Company hereby agrees to sell and issue to Pyxis, a Note in the principal amount of $500,000. The exercise of such option by Pyxis shall be in its sole discretion, given by written notice to the Company on or before December 13, 2002. If and until such option is exercised by Pyxis, the Company shall have no right to require Pyxis to purchase any Note after November 15, 2002. The closing of the November 15, 2002 purchase and, to the extent applicable, the closing of the December 16, 2002 purchase, are each referred to as a "SUBSEQUENT CLOSING."

      2.3. CLOSINGS. The Initial Closing and each Subsequent Closing (each, a "CLOSING") shall be conducted by the exchange of documents and funds via overnight courier and wire transfer, in a manner mutually agreed upon by the parties. At each Closing, subject to Section 2.4 and Section 2.5, the Company shall deliver to Pyxis, against payment in full of the Purchase Price in immediately available funds, the Note in the aggregate principal amount of $500,000. In addition, each party shall deliver those agreements and documents contemplated by Sections 2.4 and 2.5.

      2.4. CLOSING CONDITIONS - COMPANY. The obligations of the Company to consummate the transactions contemplated by this Agreement at each Closing are subject to the satisfaction (or waiver by the Company) of the following conditions:

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      2.4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pyxis contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the date of such Closing and if requested by the Company, Pyxis shall have delivered to the Company an officer's certificate to such effect;

      2.4.2. COVENANTS. Pyxis shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, and complied with by it at or before such Closing and if requested by the Company, Pyxis shall have delivered to the Company an officer's certificate to such effect; and

      2.4.3. INJUNCTION. There shall not have been issued or threatened any injunction, order, or other decree, or enacted any law or regulation that prevents the consummation of the transactions contemplated by this Agreement.

      2.5. CLOSING CONDITIONS - PYXIS. The obligations of Pyxis to consummate the transactions contemplated by this Agreement at each Closing are subject to the satisfaction (or waiver by Pyxis) of the following conditions:

      2.5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the date of such Closing and the Company shall have delivered to Pyxis an officer's certificate to such effect;

      2.5.2. COVENANTS. The Company shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied, and complied with by it at or before such Closing and the Company shall have delivered to Pyxis an officer's certificate to such effect;

      2.5.3. INJUNCTION. There shall not have been issued or threatened any injunction, order, or other decree, or enacted any law or regulation that could prevent or interfere with the consummation of the transactions contemplated by this Agreement;

      2.5.4. SECURITY AGREEMENT. The Company shall have executed and delivered the Security Agreement;

      2.5.5. DELISTING PENALTIES. The Company shall have received a continuing waiver from each applicable investor of the Company's obligations to make payments upon a delisting of its common stock from the Nasdaq SmallCap Market;

      2.5.6. CONSENTS. All consents, approvals, authorizations, exemptions, and waivers from governmental entities that shall be required to enable the Company to consummate the transactions contemplated hereby shall have been obtained;

      2.5.7. MATERIAL ADVERSE CHANGE. Since June 30, 2002, there shall not have occurred any change or event that has had a Material Adverse Effect on the Company and there shall not have been any development that is reasonably likely to have a Material Adverse Effect on the Company, and the Company shall have delivered to Pyxis an officer's certificate to such effect;

      2.5.8. EVENT OF DEFAULT. No event of default (as defined in the Notes) shall have occurred and be continuing as of the date of such Closing, nor shall any event of default result from or exist after giving effect to the purchase and sale of the Note and the consummation of the transactions contemplated by this Agreement, and the Company shall have delivered to Pyxis an officer's certificate to such effect;

      2.5.9. OPINION. Counsel to the Company shall have delivered to Pyxis, dated as of such Closing Date, in form reasonably acceptable to Pyxis, with respect to the matters set forth on EXHIBIT C;

provided that with respect to the Initial Closing, the opinion of counsel need not include the opinion in Paragraph 6 set forth on Exhibit C;

      2.5.10. AMENDMENT. The Company and Pyxis shall have entered into a second amendment to the Memorandum of Understating, dated August 28, 2002, in a form satisfactory to Pyxis;

      2.5.11. CORPORATE PROCEEDINGS. The Company shall have provided to Pyxis a certified copy of all documents or corporate proceedings taken in connection with this Agreement, including certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance of the Agreements and any other documents provided for in this Agreement; and

      2.5.12. OTHER DOCUMENTS. The Company shall have delivered to Pyxis such other documents as reasonably requested by Pyxis, including such agreements, documents, and instruments necessary or desirable to perfect Pyxis's first secured position in the Collateral.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Pyxis that:

      3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in Massachusetts and each other jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify could not reasonably be expected to have a Material Adverse Effect on the Company.

      3.2. AUTHORIZATION. The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors, and stockholders necessary for (i) the authorization, execution, and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance, and delivery of the Notes. The Agreements constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      3.3. CAPITALIZATION. Set forth on SCHEDULE 3.3 is (a) the authorized capital stock of the Company on the date hereof; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. Except as set forth on SCHEDULE 3.3, all of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of statutory or contractual preemptive rights. Except as set forth on SCHEDULE 3.3, there are no outstanding warrants, options, convertible securities or other rights, agreements, or arrangements of any character under which the Company or any of its subsidiaries is or may be obligated to issue any equity securities of any kind.

      3.4. CONSENTS. The execution, delivery, and performance by the Company of the Agreements and the offer, issuance, and sale of the Notes require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws, which filings the Company undertakes to file within the applicable time periods.

      3.5. DELIVERY OF SEC FILINGS; BUSINESS. The Company has provided Pyxis with copies of the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2001, and all other reports filed by the Company pursuant to the 1934 Act since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the "SEC FILINGS"); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company.

      3.6. NO MATERIAL ADVERSE CHANGE. Since December 31, 2001, or as otherwise identified and described in subsequent reports filed on or before the date of this Agreement by the Company pursuant to the 1934 Act and excluding the effect of the delisting, or possible delisting, of the Company's common stock from the Nasdaq SmallCap Market and the Company's continuing losses and subsequent deteriorating financial condition, there has not been: (i) any change in the consolidated assets, liabilities, financial condition, or operating results of the Company from that reflected in the financial statements included in the Company's most recent Quarterly Report on Form 10-Q, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect; (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company; (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or any of its subsidiaries; (iv) any waiver by the Company of a valuable right or of a material debt owed to it not in the ordinary course of business; (v) except for the Company's issuance of up to 1,700,000 shares of common stock in connection with the waiver of certain anti-dilution and other rights by existing stockholders, any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any of its subsidiaries, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted); (vi) any material change or amendment to a material contract or arrangement by which the Company or any of its subsidiaries, assets, or properties is bound or subject; (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or its subsidiaries; (viii) any transaction entered into by the Company or any of its subsidiaries other than in the ordinary course of business; or (ix) any other event or condition of any character that might have a Material Adverse Effect on the Company.

      3.7. SEC FILINGS. As of their respective dates, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain at the time they were filed any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      3.8. NO CONFLICT, BREACH, VIOLATION OR DEFAULT. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Notes will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or the Company's Bylaws, both as in effect on the date hereof (copies of which have been provided to Pyxis before the date hereof); or (ii) except where it would not have a Material Adverse Effect, (a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties, or (b) any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties of the Company is subject.

      3.9. TAX MATTERS. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes owed by it. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

      3.10. TITLE TO PROPERTIES. Except as disclosed in SCHEDULE 3.10, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

      3.11. CERTIFICATES, AUTHORITIES AND PERMITS. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

      3.12. INTELLECTUAL PROPERTY. The Intellectual Property assets used in the Company's business (as described in the Company's SEC Filings) are owned or licensed by the Company and not any subsidiary of the Company.

      3.12.1. AGREEMENTS. SCHEDULE 3.12.1 contains a complete and accurate list of all contracts relating to Intellectual Property to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to any such agreement.

      3.12.2. OWNERSHIP; INFRINGEMENT. Except as set forth on SCHEDULE 3.12.2, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property assets of the Company, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property assets. To the Company's knowledge, there is no potentially interfering Intellectual Property of any third party. No Intellectual Property of the Company is infringed or has been challenged or, to the Company's knowledge, threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or to the Company's knowledge is alleged to infringe any Intellectual Property rights of any other Person.

      3.12.3. PATENTS. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) and are valid and enforceable. Except as set forth on SCHEDULE 3.12.3, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

      3.12.4. TRADE SECRETS. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

      3.13. ENVIRONMENTAL MATTERS. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim. For the purposes of this Section, the "Company" includes the Company and its subsidiaries.

      3.14. LITIGATION. Except as disclosed in the SEC Filings or on SCHEDULE 3.14, there are no pending actions, suits or proceedings against or affecting the Company, its subsidiaries or any of its or their properties that, if determined adversely to the Company or such subsidiary, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Notes; and to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

      3.15. FINANCIAL STATEMENTS. The financial statements included in each SEC Filing present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Except as set forth in the financial statements of the Company included in the SEC Filings, to the best of the Company's knowledge, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect.

      3.16. BROKERS AND FINDERS. Pyxis shall have no liability or responsibility for the payment of any commission or finder's fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

      3.17. REGULATION D. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Notes. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Notes under the 1933 Act.

      3.18. DISCLOSURES. No representation or warranty made under any Section hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which the statements were made, not misleading.

      4. REPRESENTATIONS AND WARRANTIES OF PYXIS. Pyxis hereby represents and warrants to the Company that:

      4.1. ORGANIZATION AND EXISTENCE. Pyxis is a validly existing limited liability company and has all requisite limited liability company power and authority to invest in the Notes pursuant to this Agreement.

      4.2. AUTHORIZATION. The execution, delivery, and performance by Pyxis of this Agreement have been duly authorized and this Agreement will constitute the valid and legally binding obligation of Pyxis, enforceable against Pyxis in accordance with its terms.

      4.3. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Notes to be received by Pyxis hereunder will be acquired for Pyxis's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and Pyxis has no present intention of selling, granting any participation in, or otherwise distributing the same. Pyxis is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

      4.4. INVESTMENT EXPERIENCE. Pyxis acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

      4.5. DISCLOSURE OF INFORMATION. Pyxis has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes. Pyxis acknowledges receipt of the SEC Filings.

      4.6. RESTRICTED SECURITIES. Pyxis understands that the Notes are characterized as "restricted securities" under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

      4.7. ACCREDITED INVESTOR. Pyxis is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Pyxis did not learn of the investment in the Notes as a result of any public advertising or general solicitation.

      4.8. BROKERS AND FINDERS. Pyxis has made no commitment for payment of any commissions or finders' fees to any third party in connection with the transactions contemplated by this Agreement.

      5. AFFIRMATIVE COVENANTS OF THE COMPANY. From the date of this Agreement and until all the Notes have been fully paid and Pyxis does not have any obligation to purchase Notes from the Company, except with the prior written consent of Pyxis, the Company shall:

      5.1. USE OF PROCEEDS. Use the proceeds from the sale of the Notes for ongoing operations, including the payment of salaries and accounts payable in the ordinary course of business, and research and development.

      5.2. INSURANCE. Maintain insurance, including, but not limited to, fire and extended coverage insurance, workers' compensation insurance and casualty and liability insurance with responsible insurance companies on its properties and against the risks and in the amounts that similar businesses in the Company's industry customarily maintain; upon request, furnish to Pyxis the details with respect to that insurance and satisfactory evidence of that insurance coverage.

      5.3. TAXES. Pay and discharge, as often as they are due and payable, all taxes and assessments of whatever nature that are levied or assessed against it or any of its properties, unless and to the extent only that (i) in a jurisdiction where payment of taxes and assessments is abated during the period of any contest, those taxes or assessments are being contested in good faith by appropriate proceedings; and (ii) the Company shall have set aside on its books adequate reserves with respect to those taxes and assessments.

      5.4. CORPORATE EXISTENCE. Maintain its existence as a corporation in good standing in the State of Delaware and its qualification in good standing in Massachusetts and every other jurisdiction in which the failure to be qualified or authorized to do business could have a Material Adverse Effect; continue to conduct and operate its business substantially as it presently conducts and operates it; and comply with all governmental laws, rules, regulations, and orders that apply to it, the failure to comply with which could have a Material Adverse Effect.

      5.5. OPERATIONS. Act prudently in managing and operating its assets, properties, business and investments; and keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties that are necessary to the conduct of its business.

      5.6. ERISA. (1) Comply in all material respects with the requirements of ERISA, including, without limitation, all provisions regarding minimum funding requirements and requirements as to plan termination insurance; (2) upon request, furnish to Pyxis a copy of each annual report and annual return, with all schedules and attachments, that ERISA requires the Company to file with the Department of Labor or the Internal Revenue Service pursuant to ERISA in connection with each Plan for each Plan year; (3) notify Pyxis immediately of any fact or circumstance, including, but not limited to, any "reportable event" (as defined in Title IV of ERISA), that might be grounds for termination of a Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, together with a statement, if Pyxis requests it, as to the reason the fact or circumstance has occurred and the action, if any, that the Company proposes to take to avoid termination of the Plan; and furnish to Pyxis, upon its request, any additional information concerning any Plan that Pyxis reasonably requests.

      5.7. NOTICE. Notify Pyxis in writing within two business days after the Company receives any notice or has knowledge of (a) an event of default under the Notes, or (b) the beginning of any proceeding or investigation by a federal or state environmental agency against the Company regarding the Company's compliance with Environmental Laws, or any other judicial or administrative proceeding or litigation by or against the Company.

      6. NEGATIVE COVENANTS OF THE COMPANY. From the date of this Agreement and until all the Notes have been fully paid and Pyxis does not have any obligation to purchase Notes from the Company, the Company shall not, without the prior written consent of Pyxis:

      6.1. NO CONFLICTING AGREEMENTS. Take any action, enter into any agreement, or make any commitment that would conflict or interfere in any material respect with the obligations to Pyxis under the Agreements.

      6.2. LOANS. Make loans or advances to any Person or guarantee, endorse, assume or otherwise incur or suffer to exist any contingent liability in respect of any obligation of any other person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business and except for the guaranty of Pyxis Indebtedness.

      6.3. CHANGE OF CONTROL. Enter into any merger, consolidation, reorganization or recapitalization, or purchase or otherwise acquire all, or substantially all, of the assets, obligations or capital stock of or any other interest in any Person.

      6.4. DIVIDENDS. Pay any dividends, other than dividends payable in shares of the Company's capital stock, on any shares of any class of its capital stock or purchase, redeem or otherwise acquire or make other distribution of its assets, by reduction of capital or otherwise, with respect to any shares of any class of its capital stock.

      6.5. AFFILIATE TRANSACTIONS. Engage in any transaction with any Affiliate on terms that are less favorable to the Company than the Company could obtain at the time in a comparable transaction in an arm's-length dealing with a person other than an Affiliate.

      6.6. BUSINESS. Engage, directly or indirectly, in any line of business other than a line of business in which the Company is presently engaged or a line of business related to it.

      6.7. INDEBTEDNESS. Issue, incur, assume or permit to remain outstanding any indebtedness, other than the Notes and existing indebtedness as described on the Company's most recent SEC Filings.

      6.8. ERISA. Become a contributing employer with respect to a multi-employer employee benefit plan within the meaning of Section 3(37)(A) of ERISA, as amended by Section 302 of the Multi-Employer Pension Plan Amendments Act of 1980; or establish for any of its employees any employee benefit plan that has, or may in the future incur, any unfunded past service liability.

      6.9. COMPENSATION. Pay direct or indirect compensation (including salaries and fringe benefits) to its executive officers and directors in amounts no more than disclosed in the Company's most recent proxy statement.

      7. ADDITIONAL COVENANTS AND AGREEMENTS OF THE COMPANY.

      7.1. RIGHT OF PYXIS TO PARTICIPATE IN FUTURE TRANSACTIONS. For a period of six months following the date of this Agreement, Pyxis will have a right to participate in future capital raising transactions, excluding an Exempt Issuance, on the terms and conditions set forth in this Section. During such period, the Company shall give ten business days advance written notice to Pyxis prior to any non-public offer or sale of any of the Company's equity securities or any securities convertible into or exchangeable or exercisable for such securities by providing to Pyxis a comprehensive term sheet containing all significant business terms of such a proposed transaction. Pyxis shall have the right to purchase up to an aggregate of 20% of such securities that are the subject of such a proposed transaction for the same consideration and on the same terms and conditions as contemplated for such third-party sale. Pyxis's rights hereunder must be exercised in writing by Pyxis within ten business days following receipt of the notice from the Company. If, subsequent to the Company giving notice to an Pyxis hereunder but prior to Pyxis exercising its right to participate (or the expiration of the five-day period without response from Pyxis), the terms and conditions of the proposed third-party sale are changed from that disclosed in the comprehensive term sheet provided to such Pyxis, the Company shall be required to provide a new notice to Pyxis and Pyxis shall have the right, which must be exercised within ten business days of such new notice, to exercise their rights to purchase the securities on such changed terms and conditions as provided hereunder. If Pyxis does not exercise its rights under this Section, or affirmatively decline to engage in the proposed transaction with the Company, then the Company may proceed with such proposed transaction on the same terms and conditions as noticed to Pyxis.

      7.2. REPORTS. From the date of this Agreement and until all the Notes have been fully paid and Pyxis does not have any obligation to purchase Notes from the Company, the Company promptly will furnish to Pyxis the following reports:

      7.2.1. MONTHLY REPORTS. Consolidated monthly balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such month, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

      7.2.2. QUARTERLY REPORTS. The Company's quarterly report on Form 10-Q or, in the absence of such report, consolidated balance sheets of the Company as at the end of such period and the related consolidated statements of operations, stockholders' equity and cash flows for such period and for the portion of the Company's fiscal year ended on the last day of such quarter, all in reasonable detail and certified by a principal financial officer of the Company to have been prepared in accordance with generally accepted accounting principles, subject to year-end and audit adjustments.

      7.2.3. ANNUAL REPORTS. The Company's Form 10-K or, in the absence of a Form 10-K, consolidated balance sheets of the Company as of the end of such year and the related consolidated statements of earnings, stockholders' equity and cash flows for such year, all in reasonable detail and accompanied by the report on such consolidated financial statements of an independent certified public accountant selected by the Company and reasonably satisfactory to Pyxis.

      7.2.4. SECURITIES FILINGS. Copies of (i) all notices, proxy statements, financial statements, reports and documents as the Company shall send or make available generally to its stockholders or to financial analysts, promptly after providing same to the stockholders, and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Company furnishes to or files, or any officer or director of the Company (in such person's capacity as such) furnishes to or files with the SEC.

      7.2.5. OTHER INFORMATION. Such other information relating to the Company as from time to time may reasonably be requested by Pyxis provided the Company produces such information in its ordinary course of business, and further provided that the Company, solely in its own discretion, determines that such information is not confidential in nature and disclosure to Pyxis would not be harmful to the Company.

      7.3. OBSERVATION RIGHTS. From the date of this Agreement and until all the Notes have been fully paid and Pyxis does not have any obligation to purchase Notes from the Company, Pyxis shall be entitled to designate one individual reasonably acceptable to the Company (the "OBSERVER") who shall be entitled to notice of, to attend and to receive copies of any documentation distributed to members before, during or after, all meetings (including any action to be taken by written consent) of the Board of Directors (the "BOARD") of the Company and all committees thereof; provided however, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof (so long as the Company notifies the Observer of such withholding and of any action taken by the Board as a result of such meeting) if access to such information or attendance at such meeting would, (i) in the judgment of the Company's outside counsel, adversely affect the attorney-client privilege between the Company and its counsel or cause the Board to breach its fiduciary duties, or (ii) in the good faith determination of a majority of the Board, result in a conflict of interest with the Company due to the Observer's and Pyxis's relationships with their Affiliates. The Observer shall not be (a) permitted to vote at any meeting of the Board, or (b) counted for purposes of determining whether there is sufficient quorum for the Board to conduct its business. The parties acknowledge and agree that notwithstanding contrary authority, if any, the Observer shall owe no fiduciary or other duties to the stockholders of the Company or otherwise have any directorial or other duties or liabilities to the Company or its stockholders. Pyxis shall designate, and may replace, the Observer with or without cause in its sole discretion by providing written notice to the Company at least five business days prior to any such action taking effect.

      The Company acknowledges that Pyxis will likely have, from time to time, information that may be of interest to the Company ("INFORMATION") regarding a wide variety of matters including, for example, (1) Pyxis's technologies, plans and services, and strategies relating thereto, (2) current and future investments Pyxis has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services that may be competitive with the Company's, and (3) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company. The Company recognizes that a portion of such Information may be of interest to the Company. Such Information may or may not be known by the Observer. The Company, as a material part of the consideration for this Agreement, agrees that Pyxis and its Observer shall have no duty to disclose any Information to the Company or permit the Company to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company if it were aware of such Information, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit Pyxis's ability to pursue opportunities based on such Information or that would require Pyxis or the Observer to disclose any such Information to the Company or offer any opportunity relating thereto to the Company.

      7.4. NEGOTIATION RIGHTS. For a period of six months from the date of this Agreement, subject only to the fiduciary duties of the Board (as determined in the judgment of the Company's outside counsel), prior to entering into negotiations regarding or otherwise considering a proposal that would be likely to result in a change of control of the Company, the Company will provide Pyxis with a two week period in which to exclusively evaluate a strategic transaction between the Company and Pyxis or one of its Affiliates.

      8. MISCELLANEOUS.

      8.1. SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants and agreements as of the date hereof and shall survive the execution and delivery of this Agreement. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

      8.2. PRESS RELEASES. Any press release or other publicity concerning this Agreement or the transactions contemplated by this Agreement shall be submitted to Pyxis for comment at least two business days prior to issuance, unless the release is required to be issued within a shorter period of time by law or pursuant to the rules of a national securities exchange.

      8.3. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by a party hereto without the prior written consent of the other party hereto, except that without the prior written consent of the Company, but after notice duly given, an Pyxis may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some portion or all of its Notes in a private transaction, and without the prior written consent of Pyxis, but after notice duly given and in compliance with this Agreement, the Company may assign its rights and delegate its duties hereunder to any successor-in-interest corporation in the event of a merger or consolidation of the Company with or into another corporation, or any merger or consolidation of another corporation with or into the Company that results directly or indirectly in an aggregate change in the ownership or control of more than 50% of the voting rights of the equity securities of the Company, or the sale of all or substantially all of the Company's assets. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      8.5. NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery,
(ii) telex or telecopier, upon receipt of confirmation of complete transmittal, or (iii) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

                If to the Company:

                      Interleukin Genetics, Inc.
                      135 Beaver Street 2nd Floor
                      Waltham, MA  02452
                      Attn:   Fenel Eloi
                      Fax:    781/398-0720

                If to Pyxis:

                      Pyxis Innovations Inc.
                      7575 Fulton Street East
                      Ada, Michigan 49355-0001
                      Attn:   Thomas R. Curran, Jr.
                      Fax:    616/787-7813

      8.6. EXPENSES. The parties shall pay their own costs and expenses in connection with this Agreement.

      8.7. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Pyxis.

      8.8. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this

Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      8.9. ENTIRE AGREEMENT. This Agreement, including its exhibits and schedules, and the agreements referenced herein, constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

      8.10. FURTHER ASSURANCES. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

      8.11. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan, without regard to principles of conflicts of laws.

      8.12. THE COMPANY AND PYXIS EACH IRREVOCABLY AND UNCONDITIONALLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, INCLUDING ANY CLAIM, COUNTERCLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM ("CLAIM"), THAT IS BASED UPON, ARISES OUT OF OR RELATES TO THIS AGREEMENT.

                                      * * *

      IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first above written.

                                         INTERLEUKIN GENETICS, INC.


                                         By:      /s/ Fenel Eloi
                                             -----------------------------------
                                                  Name: Fenel Eloi
                                                  Title: Chief Financial Officer

                                         PYXIS INNOVATIONS INC.


                                         By:      /s/ Janice Jackson
                                             -------------------------------
                                                  Name: Janice Jackson
                                                  Title: